EXHIBIT 10.13

EXECUTION COPY

CONTRIBUTION AGREEMENT

This Contribution Agreement (this “Agreement”) is entered into and effective as of August 22, 2025 at 12:01 am Pacific Time (the “Effective Time”), by and among DAVID REESE, an individual resident of the State of California (“REESE”), and MIGHTY FIRE BREAKER LLC, an Ohio limited liability company (“MFB” and together with REESE, each a “Party” and together the “Parties”).

RECITALS

WHEREAS, REESE owns 100% of the membership interests of WFD-SYSTEMS-CONSTRUCTION LLC, a California limited liability company (the “Ownership Interest”); and

WHEREAS, in exchange for full-time employment and to maintain the licenses in the name of WFD-SYSTEMS-CONSTRUCTION LLC, REESE desires to contribute the Ownership Interest to MFB;

NOW, THEREFORE, in consideration of the mutual agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the Parties hereby agree as follows:

AGREEMENT

1. Contribution of Interests. As of the Effective Time, REESE hereby contributes, conveys, assigns, transfers, and delivers unto MFB and its successors and assigns all of REESE’s right, title, and interest in and to the Ownership Interest and MFB hereby acknowledges, approves, ratifies, confirms, and acquiesces in such contribution to it by REESE.

2. No Third-Party Beneficiaries. This Agreement is for the sole benefit of the Parties and their respective successors, legal representatives and assigns and nothing herein, express or implied, is intended to or shall confer upon any other person any legal or equitable right, benefit, or remedy of any nature whatsoever, under or by reason of this Agreement.

3. Further Assurances. From time to time, as and when reasonably requested by a Party, the other Party shall execute and deliver, or cause to be executed and delivered, such documents and instruments and shall take, or cause to be taken, such further actions as may be necessary or appropriate to carry out the purposes of this Agreement or evidence the transfer of the Ownership Interest as contemplated hereby.

4. Successors and Assigns. This Agreement shall be binding on and shall inure to the benefit of each Party and its successors, legal representatives and permitted assigns.

5. Entire Agreement. This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes any and all previous or contemporaneous agreements or understandings with respect thereto.

6. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of California.

27853396.31

EXECUTION COPY

7. Counterparts. This Agreement may be executed in one or more counterparts, including by electronic means and by email in portable document format, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

8. Incorporation of Recitals. The Recitals to this Agreement are incorporated into this Agreement as if fully set forth verbatim herein.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK. SIGNATURE PAGE FOLLOWS.]

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EXECUTION COPY

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Time.

DAVID REESE

By:	/s/ David Reese
Name:	David Reese

MIGHTY FIRE BREAKER LLC

By:	/s/ Theodore Ralston
Name:	Theodore Ralston
Title:	President

[SIGNATURE PAGE TO CONTRIBUTION AGREEMENT

BETWEEN DAVID REESE AND MFB]